Exhibit 99.3

                              Balance Sheet
                              -------------
                                                   April 30, 1997
                                                   --------------
           Assets
           ------
           Cash                                       158,884,202
           Accounts Receivable (net)                      877,420
           Inventory                                           --
           Notes Receivable                             9,215,747
           Prepaid Expenses                                    --
           Other                                               --

           Total Current Assets                       168,977,369

           Property, Plant, and Equipment                      --
           Less Accumulated Depreciation                       --
           Net Property, Plant, and Equipment                  --
           Due from Affiliates and Insiders                    --
           Intangibles                                         --
           Other                                       36,172,389

           Total Assets                               205,149,758

           Post-petition Liabilities
           -------------------------
           Accounts Payable                               510,850
           Taxes Payable                                       --
           Notes Payable                                       --
           Professional Fees                                   --
           Secured Debt                                        --
           Due to Affiliates and Insiders                      --
           Other                                       51,874,910

           Total Post-petition Liabilities             52,385,760

           Pre-petition Liabilities
           ------------------------
           Secured Debt                                 2,888,280
           Priority Debt                                       --
           Unsecured Debt                             245,770,956
           Other                                               --

           Total Pre-petition Liabilities             248,659,236

           Total Liabilities                          301,044,997

           Owners Pre-petition Equity                -191,603,142
           Post-petition Cumulative Profit             95,707,904
             (Loss)

           Total Equity (Deficit)                     -95,895,238

           Total Liabilities and Owners               205,149,758
             Equity



                                Income Statement
                                ----------------
                                                       Month Ended
                                                     April 30, 1997
                                                     --------------
           Total Revenues                                       --
           Revenue Reductions                                   --

           Net Revenues                                         --
                                                                --
           Officer/Insider Compensation
           Wages/Salaries                                  535,917
           Payroll Taxes                                     8,341
           Rent and Lease Expense                               --
           Insurance                                            --
           Depreciation/Depletion/                              --
             Amortization
           General and Administrative                      515,153
           Other                                                --

           Total Operating Expenses                      1,059,411

           Operating Income                             -1,059,411

           Other Income                                 99,138,414
           Interest Expense                               -533,037

           Net Other Income and Expense                 98,605,377

           Net Profit (Loss)                            97,545,966